UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported)    September 2, 2025

AVNET, INC.

(Exact name of registrant as specified in its Charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $1.00 per share	AVT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On September 5, 2025, Avnet, Inc. (“Avnet” or the “Company”) issued and sold $650.0 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2030 (the “Notes”) to several investment banks acting as initial purchasers (collectively, the “Initial Purchasers”), including $100.0 million aggregate principal amount of Notes that were issued and sold pursuant to the exercise in full by the Initial Purchasers of their option to purchase additional Notes. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of September 5, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes were sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the offering were approximately $632.8 million. The Company used approximately $100.0 million of the net proceeds from the offering to repurchase approximately 1.92 million shares of its common stock pursuant to its existing share repurchase program concurrently with the pricing of the offering in privately negotiated transactions effected through one or more of the Initial Purchasers or their affiliates, as the Company’s agent. The Company intends to use the remainder of the net proceeds to repay a portion of the amounts outstanding under its revolving credit facility.

The Notes are the Company’s senior unsecured obligations and bear interest at a rate of 1.75% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2026. The Notes will mature on September 1, 2030, unless earlier repurchased, redeemed or converted.

Prior to June 1, 2030, the Notes will be convertible at the option of the holder only under the following circumstances:

(i) during any fiscal quarter (and only during such fiscal quarter) commencing after the fiscal quarter ending on December 28, 2025, if the ”last reported sale price” (as defined in the Indenture) per share of the Company’s common stock exceeds 130% of the “conversion price” (as defined in the Indenture) for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter;

(ii) during the five consecutive business days immediately after any ten consecutive trading day period (such ten consecutive trading day period, the “measurement period”) if the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the ”conversion rate” (as described below, and as defined in the Indenture) on such trading day;

(iii) upon the occurrence of certain corporate events or distributions on the Company’s common stock, as described in the Indenture; or

(iv) if the Company calls such Notes for redemption.

On or after June 1, 2030 until the close of business on the second “scheduled trading day” (as defined in the Indenture) immediately before the maturity date, the Notes will be convertible at the option of the holder at any time.

The Notes initially will be convertible at a conversion rate of 14.2313 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $70.27 per share of the Company’s common stock. The conversion rate is subject to adjustment upon certain events. Upon conversion, the Company will settle conversions by paying or delivering, cash in an amount no less than $1,000 per $1,000 principal amount of Notes being converted, and, if applicable, shares of its common stock, at its election, based on the applicable conversion rate(s).

The Company will have the option to redeem the Notes, in whole or in part (subject to the partial redemption limitation described below), from time to time, on or after September 8, 2028 and before the 41st scheduled trading day immediately before the maturity date, but only if (i) the Notes are “freely tradable” (as defined in the Indenture) as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the Company sends such notice and (ii) the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change (as defined in the Indenture) with respect to that Note (as described below), in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. The Company may not elect to redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not subject to redemption as of the time it sends the related redemption notice.

Holders will have the right to require the Company to repurchase for cash all or any portion of the Notes on September 1, 2028 (the “repurchase date”), at a repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Upon a Fundamental Change (as defined in the Indenture), holders may, subject to certain exceptions, require the Company to purchase their Notes for cash at a price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

In addition, upon a Make-Whole Fundamental Change, the Company will, under certain circumstances, increase the applicable Conversion Rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. No adjustment to the Conversion Rate will be made if the Company’s stock price in such Make-Whole Fundamental Change is either less than $52.05 per share or greater than $150.00 per share. The Company will not increase the conversion rate to an amount that exceeds 19.2122 shares per $1,000 principal amount of Notes, subject to adjustment. The Indenture also contains a customary covenant relating to a merger by the Company or a sale of all or substantially all of the Company’s assets.

The Notes will have customary provisions relating to the occurrence of events of default, which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to convert a Note in accordance with the Indenture (subject to a three business day cure period); (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $50.0 million; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an event of default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other event of default occurs and is continuing, then, the Trustee, by notice to the Company, or holders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

In addition, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders to receive special interest on the Notes for up to 365 days at a specified rate per annum equal to 0.25% of the principal amount of the Notes for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and does not purport to be complete, and is qualified by reference in its entirety to the Indenture and the form of the certificate representing the Notes, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 above and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement, dated September 2, 2025, by and among the Company and BNP Paribas Securities Corp., J.P. Morgan Securities LLC and BofA Securities, Inc., as the representatives of the Initial Purchasers.

The shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of the Company’s common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Company’s common stock.

Item 8.01 Other Events.

On September 2, 2025, the Company issued a press release announcing its intention to offer $500.0 million aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On September 3, 2025, the Company issued a press release announcing the pricing of its upsized offering of $550.0 million aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to, the anticipated use of net proceeds from the offering and the financial condition of the Company. These statements are based on management’s current expectations and are subject to uncertainties and changes in factual circumstances. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by them. You can find many of these statements by looking for words like “believes,” “projected,” “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates,” or similar expressions. The forward-looking statements are subject to numerous assumptions, risks and uncertainties. You should not place undue reliance on forward-looking statements, each of which speaks only as of the date on which such statement is made. Except as required by law, the Company does not assume any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made. The following factors, in addition to those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2025 could affect the Company’s future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: geopolitical events and military conflicts; pandemics and other health-related crises; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; accounts receivable defaults; risks relating to the Company’s international sales and operations, including risks relating to repatriating cash, foreign currency fluctuations, inflation, duties and taxes, tariffs, sanctions and trade restrictions, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures, and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers, and suppliers, including as a result of issues caused by military conflicts, terrorist attacks, natural and weather-related disasters, pandemics and health related crises, warehouse modernization, and relocation efforts; risks related to cyber security attacks, other privacy and security incidents, and information systems failures, including related to current or future implementations, integrations, and upgrades; general economic and business conditions (domestic, foreign, and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity, and access to financing; constraints on employee retention and hiring; and legislative or regulatory changes.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Indenture, dated as of September 5, 2025, between Avnet, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Form of 1.75% Notes due 2030 (included as Exhibit A to Exhibit 4.1)

99.1	Press Release dated September 2, 2025.

99.2	Press Release dated September 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2025	AVNET, INC.

	By:	/s/ Kenneth A. Jacobson
	Name:	Kenneth A. Jacobson
	Title:	Chief Financial Officer